Exhibit 10.5

THIRD SUPPLEMENTAL INDENTURE

by and between

HORIZON FUNDING I, LLC,
as the Issuer,

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as the Trustee

Dated as of May 24, 2023

HORIZON FUNDING I, LLC
Asset Backed Notes

THIS THIRD SUPPLEMENTAL INDENTURE, dated as of May 24, 2023 (as amended, modified, restated, supplemented and/or waived from time to time, this “Third Supplemental Indenture”), is by and between HORIZON FUNDING I, LLC, a Delaware limited liability company, as the issuer (together with its successors and assigns, the “Issuer”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as successor in interest to U.S. BANK NATIONAL ASSOCIATION (“U.S. Bank”) not in its individual capacity, but solely in its capacity as the trustee (together with its successors and assigns, in such capacity, the “Trustee”).

Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Notes.

WHEREAS, the Issuer and the Trustee entered into an indenture (the “Base Indenture”) dated June 1, 2018 providing for the Asset Backed Notes (the “Notes”);

WHEREAS, the Issuer and the Trustee entered into a supplemental indenture on June 5, 2020 (the “First Supplemental Indenture”);

WHEREAS, the Issuer and the Trustee entered into a second supplemental indenture on February 25, 2022 (the “Second Supplemental Indenture,” together with the Base Indenture and the First Supplemental Indenture, the “Indenture”);

WHEREAS, the Issuer proposes to amend the Indenture (“Proposed Amendment”) as set forth in Section 2.01 hereto;

WHEREAS, pursuant to Section 9.02(b) of the Indenture, the Issuer and Trustee may amend or supplement the Indenture pursuant to the Proposed Amendment provided that the Holders of each Note have consented;

WHEREAS, the Holders of each Note have consented to the Proposed Amendment;

WHEREAS, pursuant to Section 9.02(a) of the Indenture, the Trustee is authorized to enter into this Third Supplemental Indenture pursuant to an Issuer Order;

WHEREAS, pursuant to 9.02(a) of the Indenture, the Rating Agency and the Servicer have been provided prior notice of this Third Supplemental Indenture;

WHEREAS, the Servicer is not required to consent to this Third Supplemental Indenture pursuant to Section 9.06 of the Indenture;

WHEREAS, as required by Section 6.2 of that certain Second Amended and Restated Note Funding Agreement, dated as of February 25, 2022, among the Issuer and the Initial Purchasers (the “Note Funding Agreement”) the Initial Purchasers (as defined therein) have consented to this Amendment;

THIS INDENTURE WITNESSES THAT, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties hereto covenant, agree and declare as follows:

ARTICLE I — INTERPRETATION

Section 1.01 Definitions.

Unless otherwise set out in this Third Supplemental Indenture, all initially capitalized terms used herein without definition shall have the respective meanings assigned in the Indenture.

Section 1.02 Applicable Law.

(a)         THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES UNDER THE INDENTURE AS AMENDED BY THIS THIRD SUPPLEMENTAL INDENTURE AND NOTES SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b)         EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THE INDENTURE AS AMENDED BY THIS THIRD SUPPLEMENTAL INDENTURE. Each party hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Indenture by, among other things, the mutual waivers and certifications in this Section 1.02(b).

Article II

AMENDMENT

Section 2.01 Legal Final Payment Date.

Pursuant to Section 9.02(b) of the Indenture, Section 1.01 of the Indenture is hereby amended by deleting the definition of “Commitment Amount” in its entirety and replacing it with the following:

“Commitment Amount” means the commitment of the Noteholders to fund Advances during the Investment Period in an amount not to exceed $250,000,000 outstanding at any given time.

Pursuant to Section 9.02(b) of the Indenture, Section 1.01 of the Indenture is hereby amended by deleting the definition of “Legal Final Payment Date” in its entirety and replacing it with the following:

“Legal Final Payment Date” means the Payment Date occurring in June 2029.

Pursuant to Section 9.02(b) of the Indenture, Section 1.01 of the Indenture is hereby amended by deleting the definition of “Prepayment Benchmark Rate” in its entirety and replacing it with the following:

“Prepayment Benchmark Rate” means the yield determined by the Issuer in accordance with the following two paragraphs.

The Prepayment Benchmark Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day immediately preceding the Redemption Date based upon the yield for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Prepayment Benchmark Rate, the Issuer shall select the yield for the Treasury constant maturity 3-year on H.15.

If on the third business day preceding the Redemption Date H.15 TCM is no longer published, the Issuer shall calculate the Prepayment Benchmark Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such Redemption Date of the 3-year United States Treasury. In determining the Prepayment Benchmark Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the 3-year United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of the 3-year United States Treasury security, and rounded to three decimal places.

The Issuer shall provide notice to the Noteholders no later than one business day immediately preceding the Redemption Date of the relevant Prepayment Benchmark Rate.

None of the Trustee, Securities Intermediary, Custodian or Back-up Servicer shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of the Prepayment Benchmark Rate, (ii) to select, determine or designate any alternative reference rate or Prepayment Benchmark Rate, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, or (iii) to select, determine or designate any adjustment to the Prepayment Benchmark Rate, or other modifier to any replacement or successor index, or (iv) to determine whether or what amendments are necessary or advisable, if any, in connection with any of the foregoing.

None of the Trustee, Securities Intermediary, Custodian or Back-up Servicer shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Agreement as a result of the unavailability of the Prepayment Benchmark Rate and the absence of a designated replacement Prepayment Benchmark Rate, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, in providing any direction, instruction, notice or information required or contemplated by the terms of this Agreement and reasonably required for the performance of such duties.

Section 2.02 Full Force and Effect.

Each of the parties hereto acknowledges and agrees that all other provisions of the Indenture remain in full force and effect.

Section 2.03 Further Acts.

Each of the parties hereto agrees to do and execute all such further and other acts, deeds, things, devices, documents and assurances as may be required in order to carry out the true intent and meaning of this Third Supplemental Indenture.

Article III

THE NOTES

Section 3.01 Issuance of New Notes.         Following the execution of this Third Supplemental Indenture, and the surrender of the outstanding Notes by the Noteholders pursuant to Section 4.02 of the Indenture, the Trustee shall authenticate and deliver new Notes substantially in the forms set forth as Exhibit A to this Indenture with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the appropriate Responsible Officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

The Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the Responsible Officers executing such Notes, as evidenced by their execution of such Notes.

Section 3.02 Effect of Transfer.         For the avoidance of doubt, the exchange of existing Notes for the New Notes shall have no effect other than to reflect the increase in the Commitment Amount

Article IV
MISCELLANEOUS

Section 4.01 Counterpart Execution.         This Third Supplemental Indenture may be executed in any number of counterparts (including by facsimile), each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 4.02 Effect of Headings.         The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

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IN WITNESS WHEREOF, the Issuer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

HORIZON FUNDING I, LLC

By:	/s/ Daniel Devorsetz
Name:	Daniel Devorsetz
Title:	Manager

IN WITNESS WHEREOF, the Issuer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity, except as expressly set forth herein, but solely as the Trustee

By:	/s/ Eric Ott
Name:	Eric Ott
Title:	Vice President

[Horizon SPV LLC - Indenture]